Exhibit 2.1

Harmony Gold Mining Company Limited

Incorporated in the Republic of South Africa

Registration number 1950/038232/06

(“Harmony” or “company”)

JSE share code: HAR

NYSE share code: HMY

ISIN code: ZAE 000015228

Board of directors

PT Motsepe (Chairman)*

FFT De Buck*^ (Lead independent director)

GP Briggs (Chief executive officer)

HO Meyer (Financial director)

HE Mashego (Executive director)

F Abbott*

JA Chissano*^1

KV Dicks*^

DS Lushaba*^

CE Markus*^

MJ Motloba*^

M Msimang*^

D Noko*^

CML Savage*^

AJ Wilkens*

J Wetton*^

* Non-executive

^ Independent

1 Mozambican

J Wetton was appointed as a non-executive director of the company on 1 July 2011

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NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given that the annual general meeting of the company will be held on Wednesday, 30 November 2011 at 11:00 (SA time) at the Country Club Johannesburg, 1 Napier Road, Auckland Park, Johannesburg, South Africa (see map on page 13), to conduct the business set out below and to consider and, if deemed fit, adopt, with or without modification, the ordinary and special resolutions set out in this notice.

The record date in terms of section 59 of the Companies Act, No 71 of 2008, as amended (“Companies Act”) is 17 November 2011 for purpose of determining which shareholders of the company are entitled to participate in and vote at the annual general meeting.

Presentation of annual financial statements

The consolidated audited annual financial statements of the company and its subsidiaries, incorporating the reports of the auditors, the audit committee and the directors for the year ended 30 June 2011 will be presented to the shareholders as required in terms of section 30(3)(d) of the Companies Act.

Resolutions for consideration and adoption

1.	ORDINARY RESOLUTION NUMBER 1:
Election of director

“RESOLVED THAT M Msimang, who was appointed after the last annual general meeting of the company, whose period of office terminates in accordance with the company’s memorandum of incorporation on the date of this annual general meeting and who is eligible and available for election, be and is hereby elected as a director of the company.” (M Msimang’s curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 1 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

2.	ORDINARY RESOLUTION NUMBER 2:

Election of director

“RESOLVED THAT D Noko, who was appointed after the last annual general meeting of the company, whose period of office terminates in accordance with the company’s memorandum of incorporation on the date of this annual general meeting and who is eligible and available for election, be and is hereby elected as a director of the company.” (D Noko’s curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 2 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

3.	ORDINARY RESOLUTION NUMBER 3:

Election of director

“RESOLVED THAT J Wetton, who was appointed after the last annual general meeting of the company, whose period of office terminates in accordance with the company’s memorandum of incorporation on the date of this annual general meeting and who is eligible and available for election, be and is hereby elected as a director of the company.” (J Wetton’s curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 3 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

4.	ORDINARY RESOLUTION NUMBER 4:

Re-election of director

“RESOLVED THAT F Abbott, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (F Abbott’s curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 4 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

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NOTICE OF ANNUAL GENERAL MEETING CONTINUED

5.	ORDINARY RESOLUTION NUMBER 5:

Re-election of director

“RESOLVED THAT G Briggs, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (G Briggs’ curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 5 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

6.	ORDINARY RESOLUTION NUMBER 6:

Re-election of director

“RESOLVED THAT K Dicks, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (K Dicks’ curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 6 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

7.	ORDINARY RESOLUTION NUMBER 7:

Election of audit committee member

“RESOLVED THAT F De Buck be and is hereby elected as a member of the company’s audit committee.” (F De Buck’s curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 7 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

8.	ORDINARY RESOLUTION NUMBER 8:

Election of audit committee member

“RESOLVED THAT S Lushaba be and is hereby elected as a member of the company’s audit committee.” (S Lushaba’s curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 8 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

9.	ORDINARY RESOLUTION NUMBER 9:

Election of audit committee member

“RESOLVED THAT M Motloba be and is hereby elected as a member of the company’s audit committee.” (M Motloba’s curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 9 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

10.	ORDINARY RESOLUTION NUMBER 10:

Election of audit committee member

“RESOLVED THAT J Wetton be and is hereby elected as a member of the company’s audit committee.” (J Wetton’s curriculum vitae appears in the integrated annual report under the heading Board of directors.)

The percentage of voting rights required for ordinary resolution number 10 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

11.	ORDINARY RESOLUTION NUMBER 11:

Re-appointment of external auditors

“RESOLVED THAT PricewaterhouseCoopers Incorporated be and is hereby re-appointed as the external auditors of the company.”

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The percentage of voting rights required for ordinary resolution number 11 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

12.	ORDINARY RESOLUTION NUMBER 12:

Approval of remuneration policy

“RESOLVED, as a non-binding advisory vote, that the remuneration policy of the company, as set out on pages 193 to 201 of the integrated annual report, be and is hereby approved.”

The percentage of voting rights required for ordinary resolution number 12 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

13.	ORDINARY RESOLUTION NUMBER 13:

Authority to issue shares

“RESOLVED THAT the directors of the company be and are hereby authorised to allot and issue up to 43 008 462 authorised but unissued ordinary shares with a par value of R0.50 each in the share capital of the company, being 10% of the total issued share capital of the company as at 30 June 2011, at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time in their sole discretion determine, subject to the provisions of the Companies Act and the listings requirements of the JSE Limited (JSE listings requirements).”

The percentage of voting rights required for ordinary resolution number 13 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

14.	ORDINARY RESOLUTION NUMBER 14:

Amendment to the broad-based employee share ownership plan (ESOP)

“RESOLVED THAT, in accordance with Schedule 14 of the JSE listings requirements, the trust deed of the Harmony Employees’ Share Trust be and is hereby amended in accordance with the proposed amendments detailed in Annexure 1 to this notice.”

The percentage of voting rights required for ordinary resolution number 14 to be adopted: more than 75% (seventy five percent) of the voting rights exercised on the resolution.

15.	SPECIAL RESOLUTION NUMBER 1:

Directors’ remuneration

“RESOLVED, as a special resolution in terms of section 66(9) of the Companies Act, that the company be and is hereby authorised to pay the following annual remuneration to its non-executive directors for their services as directors for a period of two years from the date of this annual general meeting or until such time as the non-executive directors’ remuneration is amended by way of special resolution of shareholders, whichever comes first:

	Board		Audit committee		Social and ethics		Remuneration
Financial year	Chairman R’000	Member R’000	Chairman R’000	Member R’000	Chairman R’000	Member R’000	Chairman R’000	Member R’000
FY11**	756	162	180	90	140	70	123	62
2 years from AGM	825	178	196	98	152	76	155	77.5

	Nomination Investment Empowerment		Technical			Deputy chairman R’000
Financial year	Chairman R’000	Member R’000	Chairman R’000	Member R’000	LID* R’000
FY11**	123	62	140	70	243	-
2 years from AGM	134	67	152	76	265	350

*    Lead independent director

**  For information purposes

Ad hoc fees:

R8 000 per ad hoc meeting / attendance to company business per day

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NOTICE OF ANNUAL GENERAL MEETING CONTINUED

The percentage of voting rights required for special resolution number 1 to be adopted: at least 75% (seventy-five percent) of the voting rights exercised on the resolution.

16.	SPECIAL RESOLUTION NUMBER 2:

Financial assistance to related and inter-related companies

“RESOLVED, as a special resolution in terms of section 45 of the Companies Act, that the shareholders of the company hereby approve of the company providing, at any time and from time to time during the period of 2 (two) years commencing on the date of this special resolution, any direct or indirect financial assistance as contemplated in section 45 of the Companies Act to any 1 (one) or more related or inter-related companies or corporations of the company and/or to any one or more juristic persons who are members of, or are related to, any such related or inter-related company or corporation, provided that –

(a)	(i) the recipient or recipients of such financial assistance, and (ii) the form, nature and extent of such financial assistance, and (iii) the terms and conditions under which such financial assistance is provided, are determined by the board of directors of the company from time to time;
(b)	the board of directors of the company may not authorise the company to provide any financial assistance pursuant to this special resolution unless the board meets all those requirements of section 45 of the Companies Act which it is required to meet in order to authorise the company to provide such financial assistance; and
(c)	such financial assistance to a recipient thereof is, in the opinion of the board of directors of the company, required for the purpose of (i) meeting all or any of such recipient’s operating expenses (including capital expenditure), and/or (ii) funding the growth, expansion, reorganisation or restructuring of the businesses or operations of such recipient, and/or (iii) funding such recipient for any other purpose which in the opinion of the board of directors of the company is directly or indirectly in the interests of the company.

The percentage of voting rights required for special resolution number 2 to be adopted: at least 75% (seventy-five percent) of the voting rights exercised on the resolution.

Notice in terms of section 45(5) of the Companies Act

Notice is hereby given to shareholders of the company in terms of section 45(5) of the Companies Act of a resolution adopted by the board of directors of the company authorising the company to provide such direct or indirect financial assistance as specified in special resolution number 2 above –

(a)	by the time that this notice of annual general meeting is delivered to shareholders of the company, the board of directors of the company will have adopted a resolution (Section 45 board resolution) authorising the company to provide, at any time and from time to time during the period of 2 (two) years commencing on the date on which special resolution number 2 is adopted, any direct or indirect financial assistance as contemplated in section 45 of the Companies Act to any 1 (one) or more related or inter-related companies or corporations of the company and/or to any one or more juristic persons who are members of, or are related to, any such related or inter-related company or corporation;
(b)	the section 45 board resolution will be effective only if and to the extent that special resolution 2 is adopted by the shareholders of the company, and the provision of any such direct or indirect financial assistance by the company, pursuant to such resolution, will always be subject to the board of directors of the company being satisfied that (i) immediately after providing such financial assistance, the company will satisfy the solvency and liquidity test as referred to in section 45(3)(b) (i) of the Companies Act, and that (ii) the terms under which such financial assistance is to be given are fair and reasonable to the company as referred to in section 45(3)(b)(ii) of the Companies Act; and in as much as the section 45 board resolution contemplates that such financial assistance will in the aggregate exceed one-tenth of one percent of

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the company’s net worth at the date of adoption of such resolution, the company hereby provides notice of the section 45 board resolution to shareholders of the company. Such notice will also be provided to any trade union representing any employees of the company; and

(c)	in as much as the section 45 board resolution contemplates that such financial assistance will in the aggregate exceed one-tenth of one percent of the company’s net worth at the date of adoption of such resolution, the company hereby provides notice of the section 45 board resolution to shareholders of the company. Such notice will also be provided to any trade union representing any employees of the company.

Electronic participation

Should any shareholder of the company wish to participate in the annual general meeting by way of electronic participation, that shareholder shall be obliged to make application in writing (including details as to how the shareholder or its representative can be contacted) to so participate, to the transfer secretaries at the applicable address set out below at least 5 (five) business days prior to the annual general meeting in order for the transfer secretaries to arrange for the shareholder (and its representative) to provide reasonably satisfactory identification to the transfer secretaries for the purposes of section 63(1) of the Companies Act and for the transfer secretaries to provide the shareholder (or its representative) with details as to how to access any electronic participation to be provided. The company reserves the right not to provide for electronic participation at the annual general meeting in the event that it determines that it is not practical to do so. The costs of accessing any means of electronic participation provided by the company will be borne by the shareholder so accessing the electronic participation.

Identification, proxies and voting

Shareholders are reminded that –

•

a shareholder entitled to attend and vote at the annual general meeting is entitled to appoint a proxy (or more than one proxy) to attend, participate in and vote at the annual general meeting in the place of the shareholder, and shareholders are referred to the proxy form attached to this notice in this regard;

•	a proxy need not also be a shareholder of the company; and
•

in terms of section 63(1) of the Companies Act, any person attending or participating in a general meeting of shareholders must present reasonably satisfactory identification and the person presiding at the general meeting must be reasonably satisfied that the right of any person to participate in and vote (whether as shareholder or as proxy for a shareholder) has been reasonably verified.

All beneficial owners whose shares have been dematerialised through a central securities depository participant (CSDP) or broker other than with “own name” registration, must provide the CSDP or broker with their voting instructions in terms of their custody agreement should they wish to vote at the annual general meeting. Alternatively, they may request the CSDP or broker to provide them with a letter of representation, in terms of their custody agreements, should they wish to attend the annual general meeting.

Unless you advise your CSDP or broker, in terms of the agreement between you and your CSDP or broker by the cut-off time stipulated therein, that you wish to attend the annual general meeting or send a proxy to represent you at the annual general meeting, your CSDP or broker will assume that you do not wish to attend the annual general meeting or send a proxy.

Forms of proxy (as enclosed) must be dated and signed by the shareholder appointing a proxy and must be received at the offices of the transfer secretaries. Link Market Services South Africa (Proprietary) Limited or Capita Registrars by no later than 11:00 (SA time) on Monday, 28 November 2011. Before a proxy exercises any rights of a shareholder at the annual general meeting, such form of proxy must be so delivered.

In compliance with the provisions of section 58(8)(b) (i) of the Companies Act, a summary of the rights of a shareholder to be represented by proxy, as set out in section 58 of the Companies Act, is set out immediately below:

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NOTICE OF ANNUAL GENERAL MEETING CONTINUED

An ordinary shareholder entitled to attend and vote at the annual general meeting may appoint any individual (or two or more individuals) as a proxy or as proxies to attend, participate in and vote at the annual general meeting in the place of the shareholder. A proxy need not be a shareholder of the company.

A proxy appointment must be in writing, dated and signed by the shareholder appointing a proxy, and, subject to the rights of a shareholder to revoke such appointment (as set out below), remains valid only until the end of the annual general meeting.

A proxy may delegate the proxy’s authority to act on behalf of a shareholder to another person, subject to any restrictions set out in the instrument appointing the proxy.

The appointment of a proxy is suspended at any time and to the extent that the shareholder who appointed such proxy chooses to act directly and in person in the exercise of any rights as a shareholder.

The appointment of a proxy is revocable by the shareholder in question cancelling it in writing, or making a later inconsistent appointment of a proxy, and delivering a copy of the revocation instrument to the proxy and to the company. The revocation of a proxy appointment constitutes a complete and final cancellation of the proxy’s authority to act on behalf of the shareholder as of the later of (a) the date stated in the revocation instrument, if any; and (b) the date on which the revocation instrument is delivered to the company as required in the first sentence of this paragraph.

If the instrument appointing the proxy or proxies has been delivered to the company, as long as that appointment remains in effect, any notice that is required by the Companies Act or the company’s memorandum of incorporation to be delivered by the company to the shareholder, must be delivered by the company to (a) the shareholder, or (b) the proxy or proxies, if the shareholder has (i) directed the company to do so in writing; and (ii) paid any reasonable fee charged by the company for doing so.

Attention is also drawn to the notes to the form of proxy.

Completing a form of proxy does not preclude any shareholder from attending the annual general meeting.

On a show of hands every shareholder present in person or by proxy, and if a member is a body corporate, its representative, will have one vote and on a poll every shareholder present in person or by proxy and, if the person is a body corporate, its representative, will have one vote for every share held or represented by him/her.

By order of the board

Harmony Gold Mining Company Limited

Signed

R Bisschoff

iThemba Governance and Statutory Solutions

(Proprietary) Limited

Company secretary

Randfontein

24 October 2011

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ANNUAL GENERAL MEETING – EXPLANATORY NOTES

Presentation of annual financial statements

At the annual general meeting, the directors must present the annual financial statements for the year ended 30 June 2011 to shareholders as required in terms of section 30(3)(d) of the Companies Act, together with the reports of the directors, the audit committee and the auditors. These are contained in the integrated annual report.

Ordinary resolutions 1 to 6 – election and re-election of directors

In accordance with the company’s memorandum of incorporation, one third of the directors are required to retire at each annual general meeting and may offer themselves for re-election. In addition, the period of office of any person appointed to the board of directors by the board in terms of article 79 of the company’s memorandum of incorporation, terminates at this annual general meeting.

The following directors are eligible for election or re-election:

D Noko

M Msimang

J Wetton

G Briggs

F Abbott

K Dicks

C Savage

Although C Savage is eligible for re-election, he has not made himself available as such and will be retiring as director of the board at the annual general meeting.

Ordinary resolutions 7 to 10 – election of audit committee

In terms of section 94(2) of the Companies Act, a public company must at each annual general meeting elect an audit committee comprising at least three members who are directors and who meet the criteria of section 94(4) of the Companies Act. Companies regulation 42 specifies that one third of the members of the audit committee must have appropriate academic qualifications or experience in the areas as listed in the regulation.

The board of directors of the company is satisfied that the proposed members of the audit committee meet all relevant requirements.

Ordinary resolution 11 – reappointment of auditors

PricewaterhouseCoopers Incorporated has indicated its willingness to continue in office and ordinary resolution 11 proposes the reappointment of that firm as the company’s auditors with effect from 1 July 2011. Section 90(3) of the Companies Act requires the designated auditor to meet the criteria as set out in section 90(2) of the Act.

The board of directors of the company is satisfied that both PricewaterhouseCoopers Incorporated and the designated auditor meets all relevant requirements.

Ordinary resolution 12 – remuneration policy

The King Report on Governance for South Africa, 2009 (King III) recommends that the remuneration policy of the company be submitted to shareholders for consideration and for an advisory, non-binding vote to provide shareholders with an opportunity to indicate should they not be in support of the material provisions of the remuneration philosophy and policy of the company.

Ordinary resolution 13 – authority to issue shares

In terms of the Companies Act, directors are authorised to issue the unissued shares of the company, unless otherwise provided in the company’s memorandum of incorporation or in instances as listed in section 41 of the Companies Act. In terms of articles 2 and 3 of the company’s memorandum of incorporation, the directors are unable to issue shares without the approval of shareholders at a general meeting of shareholders. The board of directors of the company confirms that there is no specific intention to issue any shares, other than as part of and in terms of the rules of the company’s share incentive schemes, as at the date of this notice.

Ordinary resolution 14 – amendment to the broad-based employee share ownership plan (ESOP)

At the company’s annual general meeting held on 1 December 2010, shareholders approved the implementation of the ESOP via a trust called the

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ANNUAL GENERAL MEETING – EXPLANATORY NOTES CONTINUED

Harmony Employees’ Share Trust. No awards have been made since the ESOP was approved. The reason for proposing the amendment of the ESOP is to align the scheme with industry expectations and to actively benefit employees who do not participate in any of the company’s existing share incentive schemes. The salient terms of the ESOP are set out in Annexure 1 attached to this notice.

Special resolution 1 – directors’ remuneration

In terms of section 66(8) and section 66(9) of the Companies Act, companies may pay remuneration to directors for their services as directors unless otherwise provided by the memorandum of incorporation and on approval of shareholders by way of a special resolution. Executive directors are not specifically remunerated for their services as directors but as employees of the company and as such, the resolution as included in this notice requests approval only for the remuneration paid to non-executive directors for their service as directors of the company. The proposed fees are recommended for approval for a period of two years from the date of this annual general meeting or until such time as the non-executive directors’ remuneration is amended by way of special resolution of shareholders, whichever comes first.

Special resolution 2 – financial assistance

Section 45(2) of the Companies Act authorises the board to provide direct or indirect financial assistance to a related or inter-related company, subject to subsections (3) and (4) of section 45 of the Companies Act and unless otherwise provided in the company’s memorandum of incorporation.

In terms of section 45(3) of the Companies Act, a special resolution of shareholders is required in this instance. The main purpose of this special resolution is to approve the granting of such financial assistance.

General

Shareholders and proxies attending the annual general meeting on behalf of shareholders are reminded that section 63(1) of the Companies Act requires that reasonably satisfactory identification be presented in order for such shareholder or proxy to be allowed to attend or participate in the meeting.

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ANNEXURE 1

PROPOSED AMENDMENTS TO THE BROAD-BASED EMPLOYEE SHARE OWNERSHIP PLAN (ESOP)

Salient terms of the ESOP

To enable shareholders to understand proposed amendments to the ESOP, the relevant salient terms of the ESOP are set out below.

At the company’s annual general meeting held on 1 December 2010, shareholders approved the implementation of the ESOP via a trust called the Harmony Employees’ Share Trust (trust).

The ESOP is an equity-settled share incentive and share appreciation right (SAR) scheme in terms of which –

•

a total of (i) 4 288 000 ordinary shares in the share capital of the company (scheme shares) at par value and (ii) 8 576 000 SARs will be offered to 33 567 Harmony qualifying employees (qualifying employees) in the ratio of 1 scheme share: 2 SARs, subject to the terms and conditions of the deed of trust (trust deed);

•	the scheme shares and SARs will vest in qualifying employees in five equal tranches over a five-year period (ie one-fifth each year);
•	upon the vesting of SARs, each qualifying employee will be entitled to exercise the vested SARs (exercise); and
•

following the exercise of the vested SARs by a qualifying employee, the qualifying employee will be entitled to receive a number of ordinary shares in the share capital of the company (shares). The number of shares which a qualifying employee will be entitled to receive will be determined by reference to the appreciation of the share price between the offer date of the SARs (offer date) and the date of exercise (exercise date). To the extent that the share price depreciates between the offer date and the exercise date, the qualifying employee will not be entitled to any shares in respect of the vested SARs and the vested SARs will be cancelled.

Rationale for the proposed amendments to the ESOP

Following approval of the ESOP by shareholders, the ESOP was not implemented given concerns raised by the majority union, the National Union of Mineworkers (NUM), over the risk attached to the SAR component of the ESOP. The concern lies in the fact that, currently, the only guaranteed value transfer to qualifying employees is in the form of the free scheme shares component of the ESOP. As a result the value of the SAR component of the ESOP is not certain since it is entirely dependent on the performance of the company’s share price in future (ie in the event that the share price depreciates between the offer date and exercise date, qualifying employees will not receive any value for their SARs).

Recognising that one of the purposes of the ESOP is to align the interests of employees with that of shareholders, and in the interests of maintaining good labour relations, management has consulted with NUM to address this concern. The negotiations have culminated in a proposal which, if implemented, will not result in further dilution to shareholders and will ensure that qualifying employees realise a reasonable minimum benefit in respect of the SAR component of their ESOP. To reduce the cost impact of the proposed minimum benefit, the proposal further envisages that potential upside on the SAR component should also be capped by introducing a maximum benefit payout by placing a ceiling on the share price appreciation.

Proposed amendments to the ESOP

To give effect to the above proposal, the board hereby proposes that the following amendments be made to the trust deed –

•

in the event that there is a depreciation of the share price between the offer date and exercise date, qualifying employees will not receive any shares in respect of their vested SARs (as is currently the case) and the trust deed will be amended to provide that the company will make a minimum cash pay-out of R18 per SAR to each qualifying employee;

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ANNEXURE 1 CONTINUED

PROPOSED AMENDMENTS TO THE BROAD-BASED EMPLOYEE SHARE OWNERSHIP PLAN (ESOP)

•

in the event that the share price appreciation between the offer date and exercise date is less than R18, then qualifying employees will receive shares equal in value to the appreciation of the share price and the trust deed will be amended to provide that the company will make an additional top-up cash payment to qualifying employees to ensure that a minimum value of R18 per SAR accrues to each qualifying employee; and

•

in the event that the share price appreciation is more than R32 between the offer date and exercise date, the trust deed will be amended to provide that the number of shares which a qualifying employee will be entitled to receive will be capped at share appreciation amount of R32 (in other words, the share price appreciation will be capped at R32 per SAR).

The proposed amended trust deed will be available for inspection by shareholders from the date of this notice to the date of the annual general meeting, during normal business hours at the company’s registered office.

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FORM OF PROXY

HARMONY GOLD MINING COMPANY LIMITED

Incorporated in the Republic of South Africa

Registration number: 1950/038232/06

(Harmony or company)

JSE Share code: HAR

NYSE Share code: HMY

ISIN code: ZAE 000015228

TO BE COMPLETED BY CERTIFICATED SHAREHOLDERS AND DEMATERIALISED SHAREHOLDERS WITH “OWN NAME” REGISTRATION ONLY

For completion by registered members of Harmony who are unable to attend the annual general meeting of the company to be held at the Country Club Johannesburg, 1 Napier Road, Auckland Park, Johannesburg, South Africa (see map on page 13), on Wednesday, 30 November 2011 at 11:00 (SA time) or at any adjournment thereof.

I/We

of	address)

being the holder/s of	address)

1	or, failing him/her

2	or, failing him/her

the chairman of the annual general meeting, as my/our proxy to attend, speak and, on a poll, vote on my/our behalf at the above mentioned annual general meeting of members or at any adjournment thereof, and to vote or abstain from voting as follows on the ordinary and special resolutions to be proposed at such meeting:

	For	Against	Abstain
1. Ordinary resolution 1: To elect Mavuso Msimang as a director
2. Ordinary resolution 2: To elect David Noko as a director
3. Ordinary resolution 3: To elect John Wetton as a director
4. Ordinary resolution 4: To re-elect Frank Abbott as a director
5. Ordinary resolution 5: To re-elect Graham Briggs as a director
6. Ordinary resolution 6: To re-elect Ken Dicks as a director
7. Ordinary resolution 7: To elect Fikile De Buck as a member of the audit committee
8. Ordinary resolution 8: To elect Simo Lushaba as a member of the audit committee
9. Ordinary resolution 9: To elect Modise Motloba as a member of the audit committee
10. Ordinary resolution 10: To elect John Wetton as a member of the audit committee
11. Ordinary resolution 11: To reappoint external auditors
12. Ordinary resolution 12: To approve the remuneration policy
13. Ordinary resolution 13: To authorise the issue of shares
14. Ordinary resolution 14: To amend the broad-based employee share ownership plan (ESOP)
15. Special resolution 1: To approve directors’ remuneration
16. Special resolution 2: To approve financial assistance

Please indicate with an “X” in the appropriate spaces provided above how you wish your vote to be cast. If no indication is given, the proxy may vote or abstain as he/she sees fit.

Signed at	this	day of	2011

Signature

Assisted by me, where applicable (name and signature)

Completed forms of proxy must be lodged with:

1.	Link Market Services South Africa (Pty) Limited by no later than 11:00 (SA time) on Monday 28 November 2011; or
2.	Capita Registrars, England by no later than 11:00 (SA time) on Monday, 28 November 2011

Please read the notes and instructions on the reverse side.

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NOTES

1.	A form of proxy is only to be completed by those ordinary shareholders who are:
1.1	registered holders of ordinary shares in certificated form; or
1.2	holders of dematerialised shares of the company in their own name.

2.	If you have already dematerialised your ordinary shares through a central securities depository participant (CSDP) or broker and wish to attend the annual general meeting, you must request your CSDP or broker to provide you with a letter of representation or you must instruct your CSDP or broker to vote by proxy on your behalf in terms of the agreement entered into between yourself and your CSDP or broker.

3.	A member may insert the name of a proxy or the names of two alternative proxies of the member’s choice in the space. The person whose name stands first on the form of proxy and who is present at the annual general meeting of shareholders will be entitled to act to the exclusion of those whose names follow.

4.	On a show of hands a member of the company present in person or by proxy will have one (1) vote irrespective of the number of shares he/she holds or represents, provided that a proxy will, irrespective of the number of members he/she represents, have only one (1) vote. On a poll a member who is present in person or represented by proxy will be entitled to that proportion of the total votes in the company, which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the company.

5.	A member’s instructions to the proxy must be indicated by the insertion of the relevant numbers of votes exercisable by the member in the appropriate box provided. Failure to comply with the above will be deemed to authorise the proxy to vote or to abstain from voting at the annual general meeting as he/she deems fit in respect of all the member’s votes exercisable thereat. A member or the proxy is not obliged to use all the votes exercisable by the member or by the proxy, but the total of the votes cast and in respect of which abstention is recorded may not exceed the total of the votes exercisable by the member or by the proxy.

6.	Forms of proxy (as enclosed) must be dated and signed by the shareholder appointing a proxy and must be received at the offices of the transfer secretaries, Link Market Services South Africa (Proprietary) Limited, 11 Diagonal Street, Johannesburg, 2001 (PO Box 4844, Johannesburg, 2000, Fax number: 086 674 2450) or Capita Registrars, the Registry, 39 Beckenham Road, Beckenham, Kent, BR3 4TU, England, by no later than 11:00 (SA time) on Monday, 28 November 2011. Before a proxy exercises any rights of a shareholder at the special general meeting, such form of proxy must be so delivered.

7.	The completion and lodging of this form of proxy will not preclude the relevant member from attending the annual general meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof.

8.	Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity or other legal capacity must be attached to this form of proxy, unless previously recorded by the transfer secretaries or waived by the chairman of the annual general meeting.

9.	The completion of blank spaces overleaf need not be initialled. Any alteration or correction made to this form of proxy must be initialled by the signatory/ies.

10.	Notwithstanding the aforegoing, the chairman of the annual general meeting may waive any formalities that would otherwise be a prerequisite for a valid proxy.

11.	If any shares are jointly held, all joint members must sign this form of proxy. If more than one of those members is present at the annual general meeting either in person or by proxy, the person whose name appears first in the register shall be entitled to vote.

DIRECTIONS

The Country Club, Johannesburg – Auckland Park

GPS coordinates:	26°10’59.00” South – 28°00’46.26” East

Telephone:	+27 11 710 6400

Directions from the east:	Proceed west on Empire Road (under M1 Highway)
Over Barry Hertzog Right into Menton Left into Napier Straight into the Country Club entrance

Directions from the west:	Proceed down Kingsway
Follow the road Left into Stanley Left into Cedar Left into Napier Straight into the Country Club entrance